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                                                                    Exhibit 10.6

                               PENTON MEDIA, INC.
                   1998 EQUITY AND PERFORMANCE INCENTIVE PLAN

         1. PURPOSE. The purpose of the Penton Media, Inc. 1998 Equity and Performance Incentive Plan is to attract and retain officers and other employees for Penton Media, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.


         2.       DEFINITIONS.  As used in this Plan,

                  "Appreciation Right" means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

                  "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

                  "Board" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 15 of this Plan, such committee (or subcommittee).

                  "Change of Control" shall have the meaning provided in Section 11 of this Plan.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

                  "Company" means Penton Media, Inc., a Delaware corporation.

                  "Covered Employee" means a Participant who is, or is determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

                  "Date of Grant" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective (which date shall not be earlier than the date on which the Board takes action with respect thereto).

                  "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.






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                  "Deferred Shares" means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

                  "Director" means a member of the Board of Directors of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                  "Free-Standing Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

                  "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

                  "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria:

                  1.       cash flow/net assets ratio;
                  2.       debt/capital ratio;
                  3.       return on total capital;
                  4.       return on equity;
                  5.       earnings per share growth;
                  6.       revenue growth; and
                  7.       total return to shareholders.

                  If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

                  "Market Value per Share" means, as of any particular date, the fair market value of the shares of Common Stock as determined by the Board.



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                  "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

                  "Option Price" means the purchase price payable on exercise of an Option Right.

                  "Option Right" means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

                  "Participant" means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

                  "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

                  "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

                  "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

                  "Plan" means this Penton Media, Inc. 1998 Equity and Performance Incentive Plan.

                  "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(g) of this Plan.

                  "Restricted Shares" means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

                  "Rule 16b-3" means Rule 16b-3 under the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

                  "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

                  "Subsidiary" means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
(ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make




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decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

                  "Tandem Appreciation Right" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

                  "Voting Power" means at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.


         3. SHARES AVAILABLE UNDER THIS PLAN. (a) Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under this Plan shall not exceed in the aggregate 2,500,000 shares of Common Stock, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

                  (b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

                  (c) Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,500,000 shares of Common Stock; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 shares of Common Stock during any period of 1 year; and (iii) the number of shares issued as Restricted Shares shall not in the aggregate exceed 200,000 shares of Common Stock.

                  (d) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.


         4. OPTION RIGHTS. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase




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shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

                  (a) Each grant shall specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this plan.

                  (b) Each grant shall specify an Option Price per share. The Option Price of an Incentive Stock Option may not be less than 100% of the Market Value per Share on the Date of Grant as set by the Board on such date. The Option Price of all other Option Rights may not be less than 85% of the Market Value per Share on the Date of Grant as set by the Board on such date and may not be less that the par value of a share of Common Stock.

                  (c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

                  (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other shares of Common Stock that are forfeitable or subject to restrictions on transfer, Deferred Shares, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Option Rights (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received upon the exercise of the Option Rights shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.

                  (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

                  (f) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

                  (g) Any grant may, at or after the Date of Grant, provide for the automatic grant of Reload Option Rights to an Optionee upon the exercise of Option Rights (including Reload Option Rights) using shares of Common Stock or other consideration specified in Section 4(d). Reload Option Rights shall cover up to the number of shares of Common Stock, Deferred Shares, Option Rights or Performance Shares (or the number of shares of Common Stock having a value equal to the value of any Performance Units) surrendered to the Company upon any such exercise in payment of the Option Price or to meet any withholding obligations.




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Reload Options may have an Option Price that is no less than that which represents the same percentage of the Market Value per Share at the time of exercise of the Option Rights that the share Option Price represented of the Market Value per Share at the time the Option Rights being exercised were granted and shall be on such other terms as may be specified by the Directors, which may be the same as or different from those of the original Option Rights.

                  (h) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

                  (i) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change of Control.

                  (j) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

                  (k) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

                  (l) The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

                  (m) The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

                  (n) No Option Right shall be exercisable more than 10 years from the Date of Grant.

                  (o) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Board may approve.


         5. APPRECIATION RIGHTS. (a) The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option




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must be granted concurrently with such Incentive Stock Option. A Free-Standing
Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

                  (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                           (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                           (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

                           (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

                           (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change of Control.

                           (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

                           (vi) Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Rights.

                           (vii) Each grant of Appreciation Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Participant, which agreement shall describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

                  (c) Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

                  (d) Regarding Free-standing Appreciation Rights only:





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                           (i) Each grant shall specify in respect of each
                  Free-standing Appreciation Right a Base Price, which shall be equal to or greater or less than the Market Value per Share on the Date of Grant;

                           (ii) Successive grants may be made to the same
                  Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised; and

                           (iii) No Free-standing Appreciation Right granted
                  under this Plan may be exercised more than 10 years from the Date of Grant.


         6. RESTRICTED SHARES. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the lapse of such substantial risk of forfeiture in the event of a Change in Control.

                  (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (e) Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

                  (f) Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be




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automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

                  (g) Each grant or sale of Restricted Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.


         7. DEFERRED SHARES. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute the agreement by the Company to deliver shares of Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

                  (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

                  (c) Each such grant or sale shall be subject to a Deferral Period, as determined by the Board at the Date of Grant, and may provide for the lapse or other modification of such Deferral Period in the event of a Change in Control.

                  (d) During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (e) Each grant or sale of Deferred Shares shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.


         8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:




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                  (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

                  (b) The Performance Period with respect to each Performance Share or Performance Unit shall be such period of time (not less than 3 years, except in the event of a Change of Control, if the Board shall so determine; provided, however, that no such acceleration determination shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code) commencing with the Date of Grant (as shall be determined by the Board at the time of grant).

                  (c) Any grant of Performance Shares or Performance Units shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must certify that the Management Objectives have been satisfied.

                  (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

                  (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

                  (f) The Board may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

                  (g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which agreement shall state that such Performance Shares or Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board may approve.






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         9. TRANSFERABILITY. (a) Except as otherwise determined by the Board, no
Option Right, Appreciation Right or other derivative security granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

                  (b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.


         10. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Deferred Shares, and Performance Shares granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.


         11. CHANGE OF CONTROL. For purposes of this Plan, a "Change of Control" shall mean if at any time any of the following events shall have occurred:

                  (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;



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                  (b) The Company sells or otherwise transfers all or
substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of shares of Common Stock immediately prior to such sale or transfer;

                  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;

                  (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change of control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

                  Notwithstanding the foregoing provisions of Section 11(c) and
(d) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change of Control" shall not be deemed to have occurred for purposes of this Plan (i) solely because (A) the Company; (B) a Subsidiary; (C) the Harris Group; or (D) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change of control of any Subsidiary. For purposes of the preceding sentence, the "Harris Group" shall mean Messrs. Irving B. Harris, Neison Harris, King Harris, William
W. Harris and Sidney Barrows, and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons (acting in their capacity as trustees of such trusts), and executors of estates of such persons (acting in their capacity as executors of such estates), and each person of which any of the foregoing owns (i) more than fifty percent (50%) of the voting stock or other voting interests and (ii) stock or other interests representing more than fifty percent (50%) of the total value of the stock or other interests of such person. For purposes of the preceding sentence, the term "spouses" includes widows and widowers until first remarried.

         12. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.


         13. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.


         14. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.


         15. ADMINISTRATION OF THIS PLAN. (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or subcommittee thereof) consisting of not less than two Directors appointed by the Board. The members of the committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee.

                  (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights,

Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.


         16. AMENDMENTS, ETC. (a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

                  (b) The Board may, with the concurrence of the affected Participant, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Option Rights or other such awards under this Plan (which may or may not cover the same number of shares of Common Stock that had been the subject of the prior award) in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other awards not been granted.

                  (c) The Board also may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

                  (d) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

                  (e) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 9(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

                  (f) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

                  (g) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.


         17. TERMINATION. No grant shall be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

                               PENTON MEDIA, INC.
                   FORM OF NONQUALIFIED STOCK OPTION AGREEMENT


         This AGREEMENT (this "Agreement") is made as of ____________ (the "Date of Grant") by and between Penton Media, Inc. a Delaware corporation (the "Company"), and __________________ (the "Optionee").

1. GRANT OF STOCK OPTION. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's 1998 Equity and Performance Incentive Plan (the "Plan"), the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase _____________ shares of Common Stock (the "Optioned Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to the Option shall be _____________ per share subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

2. TERM OF OPTION. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3. RIGHT TO EXERCISE. Subject to the expiration or earlier termination of the Option, on each anniversary of the Date of Grant the number of Optioned Shares equal to [__________ percent (__%)] multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part[, but may not be exercised for less than __________ (_____) Optioned Shares unless such lesser number of Optioned Shares represents all of the remaining balance then exercisable]. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to the Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of the Option.

4. OPTION NONTRANSFERABLE. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for (i) more than one year prior to the date of exercise and for more than two years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, within the meaning of
         Section 422 of the Code or (ii) more than six months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of shares of Common Stock and in connection therewith shall execute any documents that the Board shall in its sole discretion deem necessary or advisable. The date of the Optionee's written notice shall be the exercise date.

6. TERMINATION OF AGREEMENT. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

                  (a) One (1) year after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while in the employ of the Company or any Subsidiary or during the 30-day period specified in Section 6(c);

                  (b) One (1) year after the Optionee's retirement under a retirement plan of the Company or any Subsidiary at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board;

                  (c) Except as provided on a case-by-case basis, thirty (30) calendar days after the Optionee ceases to be an employee of the Company and the Subsidiaries for any reason other than as described in Section 6(a) or 6(b) hereof; or

                  (d) Ten (10) years from the Date of Grant.

In the event that the Optionee's employment is terminated for cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement. For purposes of this provision, "cause" shall mean the Optionee shall have committed prior to termination of employment any of the following acts:

                  (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

                  (ii) intentional wrongful damage to material assets of the Company or any Subsidiary;

                  (iii) intentional wrongful disclosure of material confidential information of the Company or any Subsidiary;

                  (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty to the Company or any Subsidiary; or

                  (v) intentional breach of any stated material employment policy of the Company or any Subsidiary.

This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and the Subsidiaries or a leave of absence approved by the Board.

7. ACCELERATION OF OPTION. The Option granted hereby shall become immediately exercisable in full in the event of (i) a Change of Control, (ii) the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company or any Subsidiary, or (iii) the death of the Optionee if such death occurs while the Optionee is employed by the Company or any Subsidiary.

8. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor limit or affect in any manner the right of the Company or any Subsidiary to terminate the employment or adjust the compensation of the Optionee.

9. TAXES AND WITHHOLDING. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The

         Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender or (b) utilizing the broker assistance arrangement provided in Section 5.

10. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

11. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Optioned Shares covered by the Option, in the Option Price applicable to the Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or
         (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for the Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option.

12. AVAILABILITY OF COMMON STOCK. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of Optioned Shares deliverable upon the exercise of the Option.

13. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

16. SUCCESSORS AND ASSIGNS. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

18. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                      PENTON MEDIA, INC.



                                      By:
                                         -----------------------------


The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement.


                                          ----------------------------
                                           Optionee